Exhibit 99.1

PRESS RELEASE

FORMER INTEL EXECUTIVE IVAN CHAPEROT JOINS
FINJAN HOLDINGS AS VICE PRESIDENT, IP LICENSING

Previously Responsible For Strategic and Large Scale
Patent Acquisitions and Licensing Transactions at Intel

NEW YORK, February 4, 2014 --- Finjan Holdings, Inc. (OTC MKT: FNJN) (the “Company”) today announced that Ivan Chaperot has joined the Company as Vice President, Intellectual Property (IP) Licensing.  In this newly created position, he will be responsible for leading Finjan’s IP licensing programs.  Mr. Chaperot brings a wealth of experience from working with some of the industry’s leading technology and IP asset management companies.  He is joining the Company as a member of the senior management team and will report directly to Finjan’s President, Phil Hartstein.

Before joining Finjan, Mr. Chaperot was responsible for strategic and large scale patent acquisitions and licensing transactions at Intel Corporation, a position he held since November 2011.  Previously, he was a licensing executive at Intellectual Ventures, a privately-held invention capital company, managing and licensing a patent investment portfolio worth over $100 million relating to software technologies.  During his career, Mr. Chaperot developed successful outbound patent sales and licensing programs in the U.S. and throughout Europe.

“Ivan brings a wealth of IP asset management, patent sales, acquisitions and licensing experience to our organization,” said Finjan’s President, Phil Hartstein. “His expertise will be invaluable as Finjan continues to execute and expand on its strategy of granting IP licenses while fostering innovation in the cybersecurity sector.”

“Finjan is uniquely positioned with a foundational patent portfolio rooted in its own invention, a successful track record of generating licenses, a team with deep expertise and rich relationships to shape and execute the expansion of this program,” said Ivan Chaperot. “The IP market is maturing very fast, with the evolution of new business models that intellectual property as an asset class enables. These developments provide formidable organic and external growth opportunities, including M&A, to a nimble public company focused on IP and technology, like Finjan.”

Mr. Chaperot is a member of the Licensing Executive Society (LES) and LES International.  He has authored and lectured on financial valuation and licensing. Mr. Chaperot is a European Patent Attorney and a French Patent Attorney.

Recognized internationally as a pioneer and leader in web and network security, Finjan's decades-long investment in innovation is captured in its patent portfolio, centered around software and hardware technologies capable of proactively detecting previously unknown and emerging threats on a real-time, behavior-based basis.  Finjan has successfully licensed its patents to five major software and technology companies around the world.

For Additional Information: www.finjan.com

ABOUT FINJAN:
Finjan is a leading online security and technology company which owns a portfolio of patents, related to software that proactively detects malicious code and thereby protects end-users from identity and data theft, spyware, malware, phishing, trojans and other online threats.  Founded in 1997, Finjan is one of the first companies to develop and patent technology and software that is capable of detecting previously unknown and emerging threats on a real-time, behavior-based basis, in contrast to signature-based methods of intercepting only known threats to computers, which were previously standard in the online security industry.

Cautionary Note Regarding Forward-Looking Statements:

This press release contains statements, estimates, forecasts and projections with respect to future performance and events, which constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Those statements include statements regarding the intent and belief or current expectations of the Company and its affiliates and subsidiaries and their respective management teams. These statements may be identified by the use of words like “anticipate”, “believe”, “estimate”, “expect”, “intend”, “may”, “plan”, “will”, “should”, “seek” and similar expressions and include any projections or estimates set forth herein. Investors and prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, that actual results may differ materially from those projected in the forward-looking statements. Important factors that could cause actual results to differ materially from our expectations include, without limitation, those detailed in our filings with the Securities and Exchange Commission (“SEC”). Neither the Company nor any of its affiliates undertakes any obligation to update and forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

The Company will continue to file annual, quarterly and current reports, proxy statements and other information with the SEC. The filings with the SEC will contain important information regarding the Company, its business, financial condition, results of operations and prospects.  One should assume that information contained in any of the filings with the SEC is only accurate as of the date specified in such filings.  The business, financial condition, results of operations and prospects may have changed materially since any such date. One is advised to carefully review the “Risk Factors” set forth in the Current Report on Form 8-K filed with the SEC on June 3rd, 2013.

Contact:

Media and Press Relations
Scott Eckstein
MWW Group
Telephone: (212) 827-3766
Email: seckstein@mww.com

Company Investor Relations
Joshua Weisbord
Finjan Holdings, Inc.
Telephone: (646) 568-3313
Email: joshua@finjan.com